Exhibit 99.1

MEDIA CONTACT:

Marci G. Maule

Public Relations Director

Coinstar, Inc.

(425) 943-8277

mmaule@coinstar.com

COINSTAR APPOINTS GLOBAL TECHNOLOGY EXECUTIVE

NORA M. DENZEL TO ITS BOARD OF DIRECTORS

Board Director Nelson C. Chan to be Named Chair of the Board Following 2013 Annual Meeting of Stockholders;

Deborah L. Bevier, Current Chair, to Continue on the Board

BELLEVUE, Wash. – Feb. 4, 2013 — Coinstar, Inc.’s (Nasdaq: CSTR) board of directors today announced that it has appointed Nora M. Denzel to the Coinstar board. Denzel will also serve on the board’s Compensation Committee. Denzel is an experienced board member and executive advisor with more than 25 years of experience growing and scaling global businesses.

Denzel most recently served as senior vice president of big data, marketing and social at Intuit Inc., where she led the company’s data strategy. She also served as senior vice president and general manager of the company’s employee management solutions business unit when she joined Intuit in 2008. Previously, Denzel served as senior vice president of the software global business unit and the storage and consulting divisions at HP.

“We’re very pleased to have Nora join Coinstar’s board as she brings a unique set of experiences and insight with a mix of enterprise software, engineering, social product design and marketing experience,” said Deborah L. Bevier, chair, Coinstar, Inc. board of directors. “As an accomplished senior business and technology executive at global organizations, including Intuit, HP and IBM, Nora knows how to tap data and technology to enhance the customer experience and create competitive advantage.”

“I’m delighted to be joining the Coinstar board, particularly at a time when the retail industry is undergoing a technology-driven transformation,” said Denzel. “I’m looking forward to working with the entire board and executive leadership team.”

Denzel, 50, currently serves as a member of the board of directors of Saba Software, a provider of learning and talent management solutions software and services, and Overland Storage, Inc., a provider of data management and protection products and services. Denzel has also worked as a senior vice president, product operations at

Legato Systems Inc. and as director, global storage software at IBM. Denzel has been named one of the top 10 leading women in technology by CIO Magazine in 2012 and one of the top 25 women engineers in 2012 by Business Insider. She holds an MBA degree from Santa Clara University and a B.S. degree in computer science from the State University of New York.

Separately, the Coinstar board also announced today that following the 2013 annual meeting of stockholders, current director Nelson C. Chan will become Chair of the board of directors, succeeding Deborah Bevier, who will continue on the board.

Chan has been a director of Coinstar since July 2011. Chan served as chief executive officer of Magellan Corporation (a leading portable GPS navigation consumer electronics company) from December 2006 to August 2008. From 1992 to 2006, he held various management positions at SanDisk Corporation (a manufacturer and supplier of flash brand data storage products), including executive vice president and general manager, consumer business. Chan is currently a director of Affymetrix Inc. (a genetic analysis company) and Synaptics, Inc. (a developer of consumer interface solutions).

About Coinstar, Inc.

Coinstar, Inc. (Nasdaq: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known Redbox® self-service DVD and video game rental and Coinstar® self-service coin-counting brands. The company has approximately 42,400 Redbox DVD kiosks and 20,300 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. Redbox also offers DVD rentals through additional kiosks acquired from NCR Corporation in June 2012. For more information, visit www.coinstarinc.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “will,” “expect,” “intend,” “anticipate” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar’s board changes. Forward-looking statements are not guarantees of future actions, results, performance or events, which may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Coinstar or Redbox or their management, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, timing of board changes, changes in strategic and financial objectives, and the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect Coinstar, please review “Risk Factors” and other disclosures described in Coinstar’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other public filings with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this release. Coinstar undertakes no obligation to update the information provided herein.

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